EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Pacific Magtron International Corp.
1600 California Circle
Milpitas California 95035

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 6, 2002, except for Note 17 which is as of March 14, 2002, relating to the consolidated financial statements and schedule of Pacific Magtron International Corp. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP

BDO SEIDMAN, LLP
San Francisco, California
September 4, 2002